Exhibit 5.1

2200 Ross Avenue, Suite 2800 Dallas, Texas 75201 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com

April 8, 2016
Natural Health Trends Corp.
609 Deep Valley Drive, Suite 395
Rolling Hills Estates, CA 90274

Re:    2016 Equity Incentive Plan
Ladies and Gentlemen:
We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 2,500,000 shares of common stock, $0.001 par value per share (the “Shares”), of Natural Health Trends Corp. (the “Company”), issuable under the Company’s 2016 Equity Incentive Plan (the “Plan”).
We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.
We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law).
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
LOCKE LORD LLP

/s/ Locke Lord LLP

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